UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2006
Discover Card Master Trust I
(Exact name of registrant as specified in charter)
Discover Bank
(as sponsor and depositor under the Amended and Restated Pooling and Servicing Agreement,
dated as of November 3, 2004, as amended, providing for the issuance of Credit Card Pass-Through Certificates)

Delaware	0-23108	51-0020270

(State of Organization)	(Commission File Number)	(IRS Employer Identification No.)

c/o Discover Bank 12 Read’s Way New Castle, Delaware	19720

(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, including area code: (302) 323-7434
Former name or former address, if changed since last report: Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     Series 2002-2. On August 31, 2006, Discover Bank, as Master Servicer under the Series 2002-2 Supplement, dated as of April 25, 2002, between Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (the “Series 2002-2 Supplement”), elected pursuant to Section 23 of the Series 2002-2 Supplement to delay the commencement of the Accumulation Period until the first day of the Due Period related to the April 2007 Distribution Date (as each such term is defined in the Series 2002-2 Supplement).
     Series 2003-1, Subseries 3. On August 31, 2006, Discover Bank, as Master Servicer under the Series 2003-1 Supplement, dated as of January 22, 2003, between Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (the “Series 2003-1 Supplement”), elected pursuant to Section 23 of the Series 2003-1 Supplement to delay the commencement of the Accumulation Period of Subseries 3 until the first day of the Due Period related to the May 2007 Distribution Date (as each such term is defined in the Series 2003-1 Supplement).
     Series 2004-1. On August 31, 2006, Discover Bank, as Master Servicer under the Series 2004-1 Supplement, dated as of November 3, 2004, between Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (the “Series 2004-1 Supplement”), elected pursuant to Section 23 of the Series 2004-1 Supplement to delay the commencement of the Accumulation Period until the first day of the Due Period related to the May 2007 Distribution Date (as each such term is defined in the Series 2004-1 Supplement).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Discover Card Master Trust I (Registrant)
	By:	Discover Bank
(Depositor)

Date: August 31, 2006	By:	/s/Michael F. Rickert
Michael F. Rickert
Vice President, Chief Accounting Officer and Treasurer